Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-157664) pertaining to the Employee Stock Bonus Plan of Live Nation, Inc.;

(2)	Registration Statement (Form S-8 No. 333-149901) pertaining to the Employee Stock Bonus Plan of Live Nation, Inc.;

(3)	Registration Statement (Form S-8 No. 333-139178) pertaining to the Nonqualified Deferred Compensation Plan of Live Nation, Inc.;

(4)	Registration Statement (Form S-8 No. 333-132949) pertaining to the 2005 Stock Incentive Plan of Live Nation, Inc., and

(5)	Registration Statement (Form S-3 No. 333-148930) of Live Nation, Inc.;

of our report dated March 3, 2009 (except for the changes as described in section “Pronouncements Retrospectively Applied” of Note 1 and in Note 18, and the financial statement schedule, as to which the date is May 26, 2009), with respect to the consolidated financial statements and schedule of Live Nation, Inc. for the year ended December 31, 2008, included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Los Angeles, California

May 26, 2009